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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-09831) of our report, dated March 14, 1997, on our audits of the financial statements of New York Payroll Factors, Inc. We also consent to the reference to our firm under the caption "Experts."


                                                /s/ Coopers & Lybrand L.L.P.


Melville, New York
March 19, 1997


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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-09831) of our report which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated March 14, 1997, on our audits of the financial statements of General Credit Corporation. We also consent to the reference to our firm under the caption "Experts."


                                                /s/ Coopers & Lybrand L.L.P.


Melville, New York
March 19, 1997